AGREEMENT CONCERNING VOTING


         This Agreement Concerning Voting (as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement") is entered into by (i) Flagstar Corporation (the "Company"), (ii) Flagstar Companies, Inc. ("FCI"; the Company and FCI are together referred to as "Flagstar"), and (iii) the undersigned holders (in its or their capacity as an individual holder, the "Consenting Debentureholder") of, as the case may be, those certain 11 1/4% Senior Subordinated Debentures due November 1, 2004 (the "11 1/4% Debentures") and/or those certain 113/8% Senior Subordinated Debentures due September 15, 2003 (the "113/8% Debentures") issued by the Company (collectively, the "Debentures") in connection with a proposed financial restructuring of Flagstar (the "Financial Restructuring") which is proposed to be accomplished by means of a prepackaged or pre-arranged Chapter 11 Plan of Reorganization of Flagstar (the "Prepackaged Plan") pursuant to Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

         In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Flagstar and each Consenting Debentureholder (collectively, the "Parties"), intending to be legally bound, agree as follows:

         1. CONSENTING DEBENTUREHOLDER AGREEMENTS. The Consenting Debentureholders represent that they are (i) the beneficial owners of no less than 45% of the Debentures as of the date hereof (the "Relevant Debentures") and/or the investment advisers or managers for the beneficial owners of Relevant Debentures having the power to vote and dispose of Relevant Debentures on behalf of such beneficial owners, and (ii) entitled (for their own account or for the account of other persons claiming through them) to all of the rights and economic benefits of the Relevant Debentures. The Consenting Debentureholders agree and represent that, subject to Section 2 and Section 6 hereof and subject to their receipt of solicitation materials in respect of the Prepackaged Plan that are consistent with the terms of this Agreement:

                  (a) in connection with Flagstar's solicitation of ballots with respect to the Prepackaged Plan, they will, as promptly as practicable, vote (or, with respect to managed accounts, use their reasonable best efforts to cause to be voted) the claims (the "Claims") in respect of the Relevant Debentures in favor of the Prepackaged Plan, provided that the terms of the Prepackaged Plan are consistent with the material terms of the Prepackaged Plan described on Appendix 1 attached hereto ("Appendix 1"), unless revised terms have been previously agreed to in writing by the Consenting Debentureholder, it being recognized and agreed by the Parties that Appendix 1 does not purport to include all of the material terms with respect to the Prepackaged Plan;

                  (b) so long as they are the beneficial owners of, and/or investment advisers or managers with respect to, the Relevant Debentures, they will not at any time prior to the termination of this Agreement vote (or cause to be voted) in favor of, or otherwise support or encourage, directly or indirectly, any plan of reorganization concerning Flagstar other than the Prepackaged Plan; and

                  (c) they will not sell, transfer or assign any of the Relevant Debentures or any voting interest therein during the term of this Agreement except to a purchaser who agrees prior to such acquisition to be bound by all the terms of this Agreement with respect to the Relevant Debentures being acquired by such purchaser, which agreement shall subsequently be confirmed in writing (which writing may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the purchaser, stating that such agreement is a term of such transfer), in which event the Company and FCI shall be deemed to have acknowledged that each of their respective obligations to the Consenting Debentureholders hereunder shall be deemed to constitute obligations in favor of such purchaser, and each of the Company and FCI shall confirm that acknowledgement in writing.

         2. TERMINATION OF AGREEMENT. A Consenting Debentureholder's obligations hereunder shall terminate upon the occurrence of any Agreement Termination Event, unless the occurrence of such Agreement Termination Event is waived in writing by such Consenting Debentureholder. If any Agreement Termination Event occurs (and has not been waived) at a time when court permission shall be required for a Consenting Debentureholder to change or withdraw (or cause to be changed or withdrawn) its votes in favor of the Prepackaged Plan, the Company and FCI shall not, subject to their fiduciary duties as debtors in possession, oppose any attempt by such Consenting Debentureholder to change or withdraw (or cause to be changed or withdrawn) such votes at such time.

         For the purposes hereof an "Agreement Termination Event" shall mean any of the following:

                  (a) the filing of petitions under the Bankruptcy Code in respect of the Company and FCI and the filing of the Prepackaged Plan in connection with such petitions shall not have occurred on or before July 31, 1997;

                  (b) the effective date of the Prepackage Plan shall not have occurred on or before October 15, 1997;

                  (c) either the Company or FCI terminates the solicitation in respect of the Prepackaged Plan or withdraws the Prepackaged Plan;

                  (d) there occurs any material change in the terms of the Prepackaged Plan materially affecting Debentureholders as a class not previously consented to by the Consenting Debentureholders;

                  (e) to the extent the right of the Consenting Debentureholder to vote or direct the disposition of the Relevant Debentures results from an arrangement in existence on the date hereof under which such Consenting Debentureholder has been engaged to perform investment management services on behalf of a beneficial owner of the Relevant Debentures, (i) such engagement shall be terminated by such beneficial owner or as the result of any statutory, regulatory or BONA FIDE business requirement or condition not related to the subject matter of this Agreement, or (ii) such beneficial holder on its own (without any direct of indirect influence from the Consenting Debentureholder) directs the Consenting Debentureholder to dispose of some or all of the Relevant Debentures beneficially owned by such beneficial owner; PROVIDED that, in any case, the Agreement Termination Event shall only apply to Debentures held by the beneficial owner as to which the engagement has been terminated or as to which such disposal direction has been issued.

                  The Consenting Debentureholders shall have no liability to the Company, FCI or each other in respect of any termination of this Agreement in accordance with the terms hereof.

         3. FURTHER ACQUISITION OF SECURITIES. This Agreement shall in no way be construed to preclude the Consenting Debentureholders from acquiring additional Debentures of the Company. However, any such additional Debentures so acquired shall automatically be deemed to be Relevant Debentures and to be subject to all of the terms of this Agreement OTHER THAN Section 1(c) hereof. This Agreement shall in no way be construed to preclude the Consenting Debentureholders from acquiring any other securities of the Company or FCI. However, the Consenting Debentureholders agree that they will vote (or cause to be voted) any such additional securities in favor of the Prepackaged Plan for so long as this Agreement remains in effect.

         4. AMENDMENTS. This Agreement may not be modified, amended or supplemented except in writing signed by each of the Parties.

         5. DISCLOSURE OF INDIVIDUAL HOLDINGS. Unless required by applicable law or regulation (including, without limitation, the Bankruptcy Code and the U.S. securities laws and any rules or regulations of the Securities and Exchange Commission), which may require disclosure of the following, Flagstar may not disclose the Consenting Debentureholders' individual holdings of Relevant Debentures without the prior written consent of the Consenting Debentureholders; and if such announcement or disclosure is so required by law or regulation, Flagstar shall afford the Consenting Debentureholders the reasonable opportunity under all the circumstances to conduct a reasonable review of, and comment upon, such announcement or disclosure prior to making such announcement or disclosure. The foregoing shall not prohibit the Company or FCI from disclosing the approximate aggregate holdings of Debentures by the Consenting Debentureholders.

         6. IMPACT OF APPOINTMENT TO CREDITORS COMMITTEE. Notwithstanding anything herein to the contrary, in the event that any Consenting Debentureholder is appointed to and serves on a committee of creditors in the Company's Chapter 11 case, the terms of this Agreement shall not be construed so as to limit such Consenting Debentureholder's exercise in its sole discretion of its fiduciary duties to any person arising from its serving on that committee of creditors, and any such exercise in the sole discretion of such Consenting Debentureholder of such fiduciary duties arising from its serving on that committee of creditors shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on such committee shall not otherwise affect the continuing validity or enforceability of this Agreement). The foregoing shall not modify or limit the obligations of Consenting Debentureholders to vote their individual holdings of Debentures and take the other actions, as set forth in Section 1 hereof.

         7. INDEMNIFICATION OBLIGATIONS. Each of the Company and FCI agrees, on a joint and several basis, that it shall fully indemnify (i) each Consenting Debentureholder and (ii) each and every other person by reason of the fact that such person is or was a director, officer, employee, agent, shareholder, professional (including, without limitation, Hebb & Gitlin, Houlihan Lokey Howard & Zukin, and Richards, Layton & Finger) or other authorized representative of the Consenting Debentureholder (all the foregoing persons, together with the Consenting Debentureholders, the "Indemnitees") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorney's fees), brought or asserted by anyone (other than the Company or FCI or any successor with respect to asserted violations of this Agreement) arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Financial Restructuring, including the Prepackaged Plan and the transactions contemplated thereby; PROVIDED, HOWEVER, that this indemnity shall not extend to any claims asserted by the Consenting Debentureholder against any other Indemnitee, and PROVIDED, FURTHER, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or wilful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from the Company or FCI, the Indemnitee shall promptly notify the Company or FCI in writing, and the Company or FCI shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) the Company or FCI has agreed to pay the fees and expenses of such counsel, or (b) the Company or FCI shall have failed promptly to assume the defense of such claim, action or proceeding and employ counsel reasonably satisfactory to the Indemnitee in any such claim, action or proceeding, or (c) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and the Company or FCI, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to the Company or FCI, that the joint representation of the Company or FCI and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies the Company or FCI in writing that it elects to employ separate counsel at the expense of the Company or FCI, the Company or FCI shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, the Company or FCI shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from the Company or FCI, unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

         8. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any Federal or State court in the Borough of Manhattan, the City of New York, but for that purpose only, and, by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the

Company's Chapter 11 case, the Parties agree that the bankruptcy court hearing such case shall have exclusive jurisdiction of all matters arising out of or in connection with the Consenting Debentureholders' agreements pursuant to Section 1 hereof and that they shall not seek to enforce any such agreements in any other court.

         9. SPECIFIC PERFORMANCE. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party (other than a breach by the Company or FCI of Section 10 hereof) and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

         10. FEES AND EXPENSES. If any Party brings an action against any other Party based upon a breach by the other Party of its obligations under this letter, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys' and financial advisers' fees.

         11. SURVIVAL. Notwithstanding the sale of the Relevant Debentures in accordance with Section 1(c) hereof or the termination of the Consenting Debentureholders' obligations hereunder in accordance with Section 2 hereof, the agreements and obligations of the Company and FCI in Section 5 and Sections 7-11 hereof shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Debentureholders in accordance with the terms hereof.

         12. HEADINGS. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         13. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL OBLIGATIONS. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements and obligations of the Company and FCI under this Agreement are joint and several in all respects, and the invalidity or unenforceability at any time of any provision hereof against either of them shall not affect or diminish in any way the continuing validity and enforceability of such agreements and obligations against the other of them. The agreements, representations and obligations of the Consenting Debentureholders under this Agreement are several and not joint in all respects.

         14. PRIOR NEGOTIATIONS. This Agreement and Appendix 1 supersede all prior negotiations with respect to the subject matter hereof.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

            [Remainder of page is blank; next page is signature page]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth below.

Dated:  March 21, 1997

                                 FLAGSTAR CORPORATION


                                 By: /s/ JAMES B. ADAMSON
                                    ___________________________________________


                                 FLAGSTAR COMPANIES, INC.


                                 By: /s/ JAMES B. ADAMSON
                                    ___________________________________________


                                 MAGTEN ASSET MANAGEMENT CORPORATION


                                 By: /s/ TALTON EMBRY
                                    ___________________________________________


                                 LOOMIS SAYLES & COMPANY


                                 By: /s/ FREDERICK A. VYN
                                    ___________________________________________


                                 MOORE CAPITAL MANAGEMENT, INC.


                                 By: /s/ GEORGE W. HAYWOOD
                                    ___________________________________________


                 [SIGNATURE PAGE TO AGREEMENT CONCERNING VOTING]